FIRST AMENDMENT TO SHAREHOLDERS AGREEMENT

     This FIRST AMENDMENT TO SHAREHOLDERS AGREEMENT, dated as of March 16, 1998, by and among Meditrust Corporation, a Delaware corporation ("Reitco"), Meditrust Operating Company, a Delaware corporation ("Opco"), the shareholders of Cobblestone Holdings, Inc., a Delaware corporation (the "Company") named on the signature page hereto (individually, a "Shareholder," and collectively, the "Shareholders").

     WHEREAS, Reitco, Opco and the Shareholders entered into that certain Shareholders Agreement on January 11, 1998 (the "Shareholders Agreement") in connection with the merger of the Company with and into Reitco (the "Merger"); and

     WHEREAS, in contemplation of the Closing of the Merger, Reitco, Opco and the Shareholders desire to amend certain provisions of the Shareholders Agreement.

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

     1. Defined Terms Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

     2. Blackout Period. The first sentence of Section 3.8 of the Shareholders Agreement is deleted and replaced with the following:

     "Each Shareholder hereby covenants and agrees that during the Blackout Period such Shareholder will not, without the prior written consent of Reitco, directly or indirectly, sell, assign, transfer, pledge or otherwise dispose of (collectively, a "Transfer"), any Paired Shares (as defined in the Merger Agreement) issued in the Merger to be received by such Shareholder in the Merger (the "New Stock"); provided however that Brentwood Golf Partners, L.P. ("Brentwood Golf") may distribute one million five hundred thousand (1,500,000) shares of New Stock to its partners and such partners shall be free from any restrictions under this Agreement with respect to such New Stock. In addition, Brentwood Golf Partners, L.P. ("Brentwood") agrees (i) to use Bank America Robertson Stephens to make any distribution of the New Stock to the partners of Brentwood consistent with the past practice of Brentwood and/or Brentwood's affiliates and (ii) except as permitted by the proviso to the immediately preceding sentence, not to Transfer any New Stock until after the termination of the Blackout Period."

     3. Private Placement Representations. The following Section 1.7 is added to the Shareholders Agreement:



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     "1.7 Private Placement.

          (a) Such Shareholder is acquiring the New Stock with his or its own property for investment, for his or its own account, and not as a nominee or agent for any other person, firm or corporation, and not with a view to the sale or distribution of all or any part thereof, except pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or under an exemption from the registration requirement of the Securities Act. Such Shareholder has no contract, undertaking, agreement or arrangement with any person, firm or corporation to sell, transfer or grant participation to such person, firm or corporation, with respect to any of the New Stock. Notwithstanding any of the foregoing, any distribution by Brentwood of New Stock received by it to its partners when permitted by this Agreement shall not be a violation of the representations and warranties made in this Section 1.7(a).

          (b) Such Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his or its investment in Reitco and Opco and has been furnished with and had access to such information as such Shareholder deems necessary and appropriate to enable him or it to evaluate the financial risk inherent in making an investment in New Stock."

     3. Notification of Restricted Securities. The following Section 3.11 is added to the Shareholders Agreement:

          "3.11. Notification of Restricted Securities. If a Shareholder plans to Transfer New Stock and following such Transfer, such New Stock would remain a "restricted security" as defined under Rule 144 under the Securities Act of 1933, as amended, such Shareholder shall deliver to the transferee of such New Stock prior to consummation of such Transfer written disclosure stating that such New Stock has not been registered under the Securities Act and, unless so registered, may not be offered or resold except pursuant to an exemption from such registration requirements."

     4. Counterparts. This First Amendment to Shareholders Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     5. Governing Law. This First Amendment to Shareholders Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.


                          (Signature Page(s) to Follow)


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     IN WITNESS WHEREOF, the parties have caused this First Amendment to
Shareholders Agreement to be signed as of the date first written above.


MEDITRUST CORPORATION


By:  _____________________

Name:  __________________

Title:  ___________________


MEDITRUST OPERATING COMPANY


By:  _____________________

Name:  __________________

Title:  ___________________



BRENTWOOD GOLF PARTNERS, L.P.

By: BRENTWOOD BUYOUT PARTNERS, L.P.
Title: General Partner


By:______________________

Name:  ___________________
Title: General Partner



________________________________
JAMES A. HUSBAND, JR.